Exhibit 99(b)

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO
EXCHANGE ACT FILINGS

I, Paul J. Liska, Executive Vice President and Chief Financial Officer, state and attest that:

  To the best of my knowledge, based upon a review of the covered reports of Sears, Roebuck and Co. ("Sears"), and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

  I have reviewed the contents of this statement with the Company's audit committee.

  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Annual Report of Sears on Form 10-K for the fiscal year ended December 29, 2001;

  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Sears filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  any amendments to any of the foregoing.

/s/ Paul J. Liska Paul J. Liska EVP and Chief Financial Officer August 9, 2002	Subscribed and sworn to before me this 9th day of August, 2002
/s/Ann M. Miller Notary Public My Commission Expires: 7/9/2005

[ Official Notary Seal ]